Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232693, 333-253519, 333-262970 and 333-277273 on Form S-8 of our reports dated February 12, 2025, relating to the financial statements of Genmab A/S and the effectiveness of Genmab A/S’ internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
February 12, 2025